UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2019

Heyu Biological Technology Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26731	87-0627910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4th Floor, No. 10 Building, Xinglin Bay Business Operation Center,

Jimei District, Xiamen City,

Fujian Province, China 361022

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (86) 158 5924 0902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On June 28, 2019, the board of directors (the “Board”) of Heyu Biological Technology Corporation, a Nevada corporation (the “Company”), appointed Mr. Stephan Truly Busch as a director of the Company and Mr. Senad Busatlic as an independent director of the Company, effective on July 1, 2019.

Mr. Busch, 70, has served as a non-executive director of Heyu Leisure Holidays Corporation since March 2014, a Professor of Education and Linguistics of Manipur International University since May 2019, an accreditation officer of International Accreditation Organization since January 2014, an evaluation expert of California University Foreign Credentials Evaluation since 2010, a visiting professor of Universidad Empresarial de Costa Rica since December 2010, and an external professor at Ansted University since September 2011. Mr. Busch has been in the teaching profession for over 40 years at different schools in Germany, and is fluent in English, German, Bosnian, Croatian, and Serbian. From June 1973 to July 2014, Mr. Busch worked as a high school teacher at Lessing-Realschule, a school in Germany. Mr. Busch received his Ph.D. in Education in 2014 and his master’s degree in 2010 from Eastern Institute for Integrated Learning in Management University.

On April 16, 2019, the Company entered into a Director Offer Letter for a Director with Mr. Busch, attached hereto as Exhibit 10.1, pursuant to which the Company agreed to pay him $3,750 in cash per year for serving on the Board, payable quarterly, and reimburse him for reasonable and approved expenses incurred by him in connection with the performance of his duties as a director. There is no understanding or arrangement between Mr. Busch and any other person pursuant to which he was appointed as a director. Neither Mr. Busch nor any of his immediate family members is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Busatlic, 43, has been an associate professor doctor in the field of Management Science since October 2015 and served as an assistant professor doctor in the field of Management Science from October 2010 to October 2015 at International University of Sarajevo. Mr. Busatlic has served as an expert in Project and Business Management in Organization for development and affirmation of society: “Building New Lives” (BNL) in cooperation with Municipality Center since September 2012. Mr. Busatlic has had several other positions at International University of Sarajevo. From April 2012 to June 2017, Mr. Busatlic served as the head of Department of Economic and Management; from December 2014 to June 2016, Mr. Busatlic served as the coordinator of Leadership and Entrepreneurship Center; from January 2011 to April 2012, Mr. Busatlic served as the vice rector for Research and External Affairs; from October 2010 to January 2011, Mr. Busatlic served as the vice dean for Faculty of Business Administration. From June 2009 to October 2010, Mr. Busatlic served as a business development advisor for Akova Impex d.o.o. From June 2007 to March 2009, Mr. Busatlic served as an executive director of Europapier-Hercegtisak d.o.o. Mr. Busatlic has published a book and many scientific papers in the fields of economics and management. Mr. Busatlic received his Ph.D. in Economics from Braca Karic University Beograd in 2010 and his master’s degree in Economics from International University at Novi Pazar in 2008.

On April 16, 2019, the Company entered into a Director Offer Letter for an Independent Director with Mr. Busatlic, attached hereto as Exhibit 10.2, pursuant to which the Company agreed to pay him $3,750 in cash per year for serving on the Board, payable quarterly, and reimburse him for reasonable and approved expenses incurred by him in connection with the performance of his duties as a director. There is no understanding or arrangement between Mr. Busatlic and any other person pursuant to which he was appointed as a director. Neither Mr. Busatlic nor any of his immediate family members is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 28, 2019, the Board approved and authorized the adoption of amendments to the Bylaws of the Company (the “Bylaw Amendments”), which became effective immediately upon their adoption by the Board. The Bylaw Amendments amended Article 3 Section 3.2 to increase the authorized number of directors from three to eleven.

The foregoing description of the Bylaw Amendments is not complete and is qualified in its entirety by reference to the full text of the Bylaw Amendments included in the Amended and Restated Bylaws, filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit
Number	Exhibit Title
3.1	Amended and Restated Bylaws
10.1	Director Offer Letter for a Director with Mr. Busch dated April 16, 2019
10.2	Director Offer Letter for an Independent Director with Mr. Busatlic dated April 16, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Heyu Biological Technology Corporation

By:	/s/ Ban Siong Ang
Name:	Ban Siong Ang
Title:	Chief Executive Officer

Dated:	July 1, 2019

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